UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2010 (April 20, 2010)
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     See Item 2.03 below.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On April 20, 2010, Bob Evans Farms, Inc. (the “Company”) through its subsidiary Bob Evans Farms, Inc., an Ohio corporation (“Bob Evans Ohio”), entered into an unsecured Line of Credit Promissory Note underlying a $75 million line of credit with PNC Bank, N.A. (“PNC”). This line of credit amended and restated promissory notes underlying a $135 million demand line of credit with PNC that had been entered into by Bob Evans Ohio on December 24, 2008 which the Company had guaranteed (“Original Line of Credit”). The Company and PNC mutually agreed to the reduction in the amount of the Original Credit Line, due in part to the Company’s decreased need for liquidity. The reduction was not the result of concern by PNC with the Company’s credit quality.
     The new Line of Credit Promissory Note becomes due and payable on April 19, 2011, subject to acceleration upon the occurrence of certain specified events of default which are customary for transactions of this type. The line of credit is short-term debt and will be used for general corporate purposes.
     At the time it takes an advance under the line of credit, as extended, Bob Evans Ohio will choose whether the advance will be a “LIBOR Flex Rate Advance,” a “LIBOR Rate Advance” or an “Alternate Base Rate Advance.” The Company may have outstanding at any one time up to seven LIBOR Rate Advances, a LIBOR Flex Rate Advance and an Alternate Base Rate Advance. Interest rates for a LIBOR Flex Rate Advance, a LIBOR Rate Advance or an Alternate Base Rate Advance are calculated as detailed in the Line of Credit Promissory Note. Interest payments on LIBOR Rate Advances are due on the last day of the applicable interest period, except that payments are also due at 90 days if the applicable interest period is six months. Interest payments on LIBOR Flex Rate Advances and Alternate Base Rate Advances are due monthly in arrears on the first day of each month.
     The obligations under the line of credit note are guaranteed by the Company and by Mimi’s Café, LLC, each of which previously executed a Guaranty Agreement under the Original Credit Line. The liability of the Company and Mimi’s Cafe, LLC under the Guaranty Agreements is joint and several.
     The foregoing description of the line of credit does not purport to be complete and is qualified in its entirety by reference to the Line of Credit Promissory Note, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference, and to each Guaranty Agreement, copies of which are attached as Exhibits 10.2 and 10.3 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(a) — (c).	Not applicable.

(d).	Exhibits:

Exhibit No.	Description
10.1	$75.0 Million Unsecured Line of Credit Promissory Note between Bob Evans Farms, Inc. and PNC Bank, N.A., dated April 20, 2010

10.2	Guaranty Agreement between Bob Evans Farms, Inc. and PNC Bank, N.A., dated April 20, 2010

10.3	Guaranty Agreement between Mimi’s Café LLC and PNC Bank, N.A., dated April 20, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Dated: April 22, 2010	By:	/s/ Mary L. Garceau
Mary L. Garceau
Vice President, General Counsel and Corporate Secretary

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